UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2009

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Please see Item 2.03 below for a description of the promissory notes, loan agreement and guaranty Strategic Storage Trust, Inc. (the "Registrant") entered into in connection with the refinancing of certain assets.

Item 1.02.    Termination of a Material Definitive Agreement

In connection with the refinancing discussed below in Item 2.03, the Registrant paid off a loan payable to Spectrum Realty Mezzanine Fund I, LLC dated September 25, 2008, in the amount of $4,000,000. This payoff terminated the underlying promissory note and a related guaranty previously entered into by the Registrant.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 16, 2009, the Registrant, through two special purpose entities formed to hold self storage facilities located in Biloxi, Mississippi (the "Biloxi Property") and Gulf Breeze, Florida (the "Gulf Breeze Property") that it acquired on September 25, 2008 (collectively, the "Biloxi and Gulf Breeze Borrowing Entities"), entered into a loan agreement and related secured promissory notes with BB&T Real Estate Funding LLC ("BB&T") in the amount of $4,975,000 (collectively, the "BB&T Loan"). Proceeds from the BB&T Loan were used to pay off a loan payable to Spectrum Realty Mezzanine Fund I, LLC dated September 25, 2008, in the amount of $4,000,000, and to pay loan fees and closing costs of approximately $125,000, with additional proceeds to be used to fund future acquisitions and operating expenses. The BB&T Loan matures on April 1, 2012 and bears a variable interest rate of three-month LIBOR plus 450 basis points (4.50%), with a minimum interest rate to be charged of 6.50% per annum. The initial interest rate was set at closing at 6.50% and will be adjusted monthly at the beginning of each month throughout the term of the BB&T Loan. The Registrant paid total loan fees in the amount of 1.5% of the funded loan amount. The BB&T Loan provides for interest-only payments payable on the first day of each calendar month during the first year of the loan term. During the second and third years of the loan term, monthly principal and interest payments shall be payable on the first day of each calendar month, based on a 30-year amortization schedule in the second year and a 25-year amortization schedule in the third year. After March 31, 2010, the Registrant may prepay all of the BB&T Loan upon 30 days written notice to BB&T.

The BB&T Loan is secured by a deed of trust on the Registrant's interest in the Biloxi Property, a mortgage on the Registrant's interest in the Gulf Breeze Property, and related improvements, rents, furniture, fixtures and other items. In addition, the Registrant executed a guaranty in favor of BB&T guaranteeing the payment of the BB&T Loan (the "Guaranty"). Upon a payoff of the BB&T Loan, the Registrant shall owe BB&T an exit fee in the amount of 1% of the loan proceeds, half of which shall be waived by BB&T if the payoff is accomplished with financing provided by BB&T or one of its affiliates.

This description of the BB&T Loan and the Guaranty is qualified in its entirety by the relevant BB&T Loan documents attached hereto as Exhibits 10.1 through 10.3 and the Guaranty attached hereto as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Loan Agreement by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009.

10.2 Consolidated, Amended and Restated Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009.

10.3 Future Advance Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009.

10.4 Guaranty by Strategic Storage Trust, Inc. in favor of BB&T Real Estate Funding LLC dated March 16, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: March 16, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer